EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

[Stamp and notation from Nevada
 Secretary of State's Office]

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       FOR
                          INTERACTIVE PROCESSING, INC.

         We, the undersigned President and Secretary of Interactive Processing, Inc. do hereby certify pursuant to NRS 78.395 and 78.390.

         That the Board of Directors of said Corporation unanimously agreed at a meeting duly convened, held on the 1st day of May, 1996 to adopt a resolution to amend the original article as follows; which amendment was also approved by a majority of the shareholders in a written consent in lieu of a Special Meeting, there being 3,819,000 shares authorized to vote and 2,895,000 shares having voted in favor of the amended articles.

         Article VI is hereby amended to read as follows:

         Section 1. AUTHORIZED SHARES. The total number of shares which this Corporation is authorized to issue is 25,000,000 shares of Common Stock at $.001 par value per share.

         (a) The total number of shares of Common Stock which this Corporation is authorized to issue is 20,000,000 shares at $.001 par value per share.

         (b) The total number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000 shares at $.001 par value per share, which Preferred Stock may contain special preferences as determined by the Board of Directors of the Corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.


                                            /s/Keith Balderson
                                            ------------------------------
                                            Keith Balderson

                                            /s/Mont Tanner
                                            ------------------------------
                                            Mont Tanner, Secretary/Treasurer



PROVINCE OF B.C.                    )
                                    )       ss.
CITY OF VANCOUVER                   )

         On this 23rd day of May, 1996, personally appeared before me, a Notary Public, Keith Balderson, President of the above-mentioned Corporation, who acknowledged that he excecuted the above instrument.


                                            /s/Richard Raibmon
                                            ------------------------------
                                            Notary Public
(Notary stamp or seal)                      A Notary Public in and for the
                                             Province of British Columbia
                                            MY COMMISSION IS FOR LIFE


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STATE OF NEVADA                     )
                                    )       ss.
COUNTY OF CLARK                     )

         On this 1st day of May, 1996, personally appeared before me, a Notary Public, Mont Tanner, Secretary/Treasurer of the above-mentioned Corporation, who acknowledged that he excecuted the above instrument.



                                            /s/Trisha M. Chapman
                                            ------------------------------
                                            Notary Public
                                             [Notary Stamp]
(Notary stamp or seal)

[STAMP AND NOTATIONS FROM
THE OFFICE OF THE SECRETARY OF
STATE OF THE STATE OF NEVADA]

             CERTIFICATE OF DESIGNATIONS OF SERIES A PREFERRED STOCK
                                       OF
                          INTERACTIVE PROCESSING, INC.


         Pursuant to Section 78.195 of the Nevada Revised Statutes, we the undersigned officers of Interactive Processing, Inc., a Nevada Corporation (the "Company"), do hereby certify that 2,000,000 shares of the 5,000,000 Shares of Preferred Stock, $.001 par value per Share, authorized by the Amended Articles of Incorporation which shall be filed with the Nevada Secretary of State which shall be designated Series A Preferred Stock (the "Shares") and shall contain the following designations and preferences:

SERIES A PREFERRED STOCK

         The Preferred Stock has been authorized by the Board of Directors of the Company as a new series of Preferred Stock. So long as any Preferred Stock is outstanding, the Company is prohibited from issuing any series of stock having rights senior to the Preferred Stock ("Senior Stock") without the approval of the holders of 66 2/3% of the outstanding Preferred Stock. Additionally, so long as any Preferred Stock is outstanding, the Company may not, without the approval of the holders of at least 50% of the outstanding Preferred Stock, issue any series of stock ranking on parity with the Preferred Stock ("Parity Stock") as to dividend or liquidation rights, or having a right to vote on matters as to which the Preferred Stock is not entitled to vote, or if the Company's stockholder equity (as defined) is less than the total liquidation preferences of all outstanding Preferred Stock.

         DIVIDENDS. Holders of shares of Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors out of funds at the time legally available therefor, cash dividends at an annual rate of 10% and no more, payable quarterly in arrears, commencing at the end of the first calendar quarter ending after closing of this offering, except that if such date is a Saturday, Sunday or a legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. Dividends will accrue and be cumulative from the date of first issuance of the Preferred Stock and will be payable to holders of record as they appear on the stock books of the Company on such record dates as are fixed by the Board of Directors.




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         Unless a class or series of Senior Stock or Parity Stock is  authorized as described above, the Preferred Stock will be senior as to dividends to any series or class of the Company's stock hereafter issued, and if at any time the Company has failed to pay or declare and set apart for payment accrued and unpaid dividends on the Preferred Stock, the Company may not pay any other dividends. The Preferred Stock will have priority as to dividends over the Common Stock and any series or class of the Company's stock hereafter issued, and no dividend (other than dividends payable solely in Common Stock or any other series or class of the Company's stock hereafter issued that ranks junior as to dividends to the Preferred Stock) may be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by the Company of, any Common Stock or other stock unless all accrued and unpaid dividends on the Preferred Stock have been paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on the Preferred Stock; and the Company may not pay dividends on the Preferred Stock unless it has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on any outstanding Parity Stock. Whenever all accrued dividends are not paid in full on the Preferred Stock or any Parity Stock, all dividends declared on the Preferred Stock and any such Parity Stock will be declared or made pro rata so that the amount of dividends declared per share on the Preferred Stock and any such Parity Stock will bear the same ratio amount of dividends declared per share on the Preferred Stock and any such Parity Stock will bear the same ratio that accrued and unpaid dividends per share on the Preferred Stock and such Parity Stock bear to each other.

         The amount of dividends payable per share of Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full dividend period will be computed on the basis of a 360 day year. No interest will be payable in respect of any dividend payment on the Preferred Stock which may be in arrears.

PREFERENCE

         On the dissolution, liquidation, or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to
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receive,  before any payment shall be made to the holders of Common  Stock,  the sum of fifty cents ($.50) per share together with, in all cases, all past accumulated and unpaid dividends. The consolidation or merger of the Company at any time, or from time to time, with any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, shall not be construed as a dissolution, liquidation, or winding up of the Company within the meaning of these provisions.

         After payment of the full preferential amounts previously mentioned, the holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of the assets or funds of the Company, and the remaining assets and funds of the Company shall be divided and distributed among the holders of the Common Shares then outstanding according to their respective interest.

REDEMPTION CLAUSE

         The Company, at the option of the Board of Directors, may at any time after December 31, 1997 redeem the whole or any part, of the Series A Preferred Shares outstanding by paying in cash the sum of $.50 per Share, plus all dividends accrued, unpaid, and accumulated as provided in these provisions to and including the date of redemption ("redemption price") and by giving to each Series A Preferred shareholder of record at his or her last known address, as shown on the records of the Company, at least thirty but not more than fifty days prior notice personally or in writing, by mail, postage prepaid, stating the class or series or part of any class or series of shares to be redeemed and the date and plan of redemption, the redemption price, and the place where each shareholder may obtain payment of the redemption price on surrender of his or her respective Share certificates ("redemption notice"). Should only a part of the outstanding Series A Preferred Shares be redeemed, the redemption shall be affected by lot, or pro rata, as prescribed by the Board of Directors. On or after the date fixed for redemption, each holder of Shares called for redemption shall surrender his or her certificate for those Shares to the Company at the place designated in the redemption notice and shall then be entitled to receive payment of the redemption price. Should less than all the Shares represented by any surrender certificate be redeemed, a new certificate for the unredeemed Shares shall be issued. If the redemption notice is duly given and if sufficient funds for the redemption are available on the date fixed for
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redemption, then, whether or not the certificates that evidence the Shares to be redeemed are surrendered, all rights with respect to the Shares shall terminate on the date fixed for redemption, except for the right of the holders to receive the redemption price, without interest, on surrender of their certificate for the Shares.

         If, on or prior to any date fixed for redemption of Series A Preferred Shares as provided in this provision, the Company deposits with an escrow agent of its choice to and as transfer agent for the Company, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption of Series A Preferred Shares, the Shares called for redemption, with irrevocable instructions and authority to the bank or trust company to publish the notice of redemption of Series A Preferred Shares, or to complete the publication if previously commenced, and to pay, or and after the date fixed for redemption or prior to that date, the redemption price of the Shares to their respective holders on surrender of their Share certificates, then from and after the date of the deposit, even though that date may be prior to the date fixed for redemption, the Shares so called be deemed to be redeemed and dividends on those Shares shall cease to accrue after the date fixed for redemption. The deposit shall be deemed to constitute full payment of the Shares to their holders and from and after the date of the deposit the Shares shall be deemed to be no longer outstanding, and the holders of those Shares shall cease to be shareholders with respect to those Shares and shall have no rights with respect to them, except the right to receive from the bank or trust company payment of the redemption price of the Shares, without interest, on surrender of their certificates for the Shares.

         LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Company, holders of shares of Preferred Stock are entitled to receive the liquidation preference of $.50 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of Common Stock, or any series or class of the Company's stock hereafter issued that ranks junior as to liquidation rights to the Preferred Stock. The holders of Preferred Stock and any Parity Stock hereafter issued that rank on a parity as to liquidation rights with the Preferred Stock will be entitled to share ratably, in accordance with the respective

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preferential  amounts  payable on such stock, in any  distribution  which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation, merger or other business combination of the Company with or into another corporation or other entity nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

CONVERSION RIGHTS OF PREFERRED STOCK.

           AUTOMATIC CONVERSION. If at any time after the initial issuance thereof the closing price of the Preferred Stock is reported on the NASD Bulletin Board (or the closing sale price as report on any national securities exchange on which the Preferred Stock is then listed), shall, for a period of 10 consecutive trading days, exceed $5.00, then effective as of the closing of business on the tenth such trading day, all shares of Preferred Stock then outstanding and all accrued and undeclared dividends thereon shall immediately and automatically without further notice be converted into five shares of Common Stock which Conversion Price may be decreased as described below.

         OPTIONAL CONVERSION. At any time after the initial issuance of the Preferred Stock and prior to the redemption thereof, the holder of any shares of Preferred Stock will have the right, at the holder's option, to convert any or all such shares and all accrued and undeclared dividends thereon into five shares of Common Stock which Conversion Price may be decreased as described below. The amount which shall be convertible at the Conversion Price shall be the total of the liquidation preference ($.50 per share of Preferred Stock) plus all accrued and undeclared dividends through the end of the calendar quarter in which the conversion is effected. If the Preferred Stock has been called for redemption, the conversion right shall terminate at the close of business on the last business day prior to the date fixed for redemption (unless the Company defaults in the payment of the redemption price.)

         Fractional shares of common stock will be rounded to the nearest full share upon conversion. The Conversion Price will be subject to adjustment in certain events, including: subdivisions or combinations of the Common Stock; or the distribution to all holders of Common Stock of evidences of indebtedness of the Company, cash (excluding ordinary cash dividends), other assets or rights or Warrants to subscribe for or purchase any securities. No adjustment in the Conversion Price will be required to be made until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; however, any adjustment not made shall be carried forward.

         The Company from time to time may decrease the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days notice of such decrease. The Company may, at its option, make such decreases in the Conversion Price, in addition to those set forth above, as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for Common Stock or from any event treated as such for income tax purposes.

         In case of any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other person, any merger of any person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other properties, then provisions shall be made that the holder of such share of Preferred Stock then outstanding shall have the right thereafter, during the period such share of Preferred Stock shall be convertible, to convert such share into the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale transfer or share exchange.

         OTHER PROVISIONS. The shares of Preferred Stock, when issued as described in this Memorandum will be duly and validly issued, fully paid and nonassessable.

         VOTING RIGHTS. The holders of the Preferred Stock will have no voting rights except as described below or as required by law. In exercising any such vote, each outstanding share of Preferred Stock will be entitled to one vote, excluding shares held by the Company or any entity controlled by the Company, which shares shall have no voting rights.

         Whenever dividends on the Preferred Stock or any outstanding shares of Parity Stock have not been paid in an aggregate amount equal to at least six quarterly dividends on such shares (whether or not consecutive), the number of directors of the Company will be increased by two, and the holders of the Preferred Stock, voting separately as a class with the holders of any Parity Stock on which any like voting rights have been conferred and are exercisable, will be entitled to elect such two additional directors to the Board of Directors at any meeting of stockholders of the Company at which directors are to be elected held during the period such dividends remain in arrears. Such voting rights will terminate when all such dividends accrued and in default have been paid in full or set apart for payment. The term of office of all directors so elected will terminate immediately upon such payment or setting apart for payment.

         So long as any Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least 66 2/3% of all outstanding shares of Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate or the Bylaws of the Company so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Company or (iii) effect any reclassification of the Preferred Stock.




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



         So long as any Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least 50% of all outstanding shares of Preferred Stock, voting separately as a class, (i) authorize, issue, or increase the authorized amount of any additional class or series of stock, or any security convertible into stock of such class or series, ranking on parity with the Preferred Stock as to dividends or liquidation and having superior voting rights, or (ii) incur indebtedness or authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking on parity with the Preferred Stock as to dividend or liquidation rights if, immediately following such event, Adjusted Stockholder's Equity is less than the aggregate liquidation preferences of all Preferred Stock and stock ranking senior to or on parity with the Preferred Stock as to liquidation. Adjusted Stockholder's Equity is the Company's stockholder's equity as shown on its most recent balance sheet, increased by (a) any amount of any liability or other reduction in stockholder's equity attributable to the Preferred Stock and each series of stock senior to or on with parity with the Preferred Stock as to liquidation and (b) the net proceeds of any equity financing since the date of the balance sheet, reduced by any reduction in stockholder's equity resulting from certain dispositions of assets since the date of the balance sheet.


                                           /s/Keith Balderson
                                           ------------------------------
                                           Keith Balderson, President


                                           /s/Mont E. Tanner
                                           ------------------------------
                                           Mont Tanner, Secretary












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                                 ACKNOWLEDGMENT


PROVINCE OF B.C.                  )
                                  )  ss.
CITY OF VANCOUVER                 )


         On this the 23rd day of May 1996, before me, the undersigned Notary Public, personally appeared Keith Balderson, known to me to be the President of Interactive Processing, Inc., a Nevada Corporation, the corporation which executed the attached instrument, and who executed same on behalf of said corporation, freely and voluntarily and for the uses and purposes therein mentioned.


                                     /s/Richard Raibmon
                                     ------------------------------
                                     Notary Public

                                        A Notary Public in and for the
                                          Province of British Columbia
                                        MY COMMISSION IS FOR LIFE

                                                  [Stamp from Secretary of
                                                   State's Office]

[Stamp from Nevada
 Secretary of State]

                            ARTICLES OF INCORPORATION

                                       OF

                           INTERACTIVE PROCESSING,INC.


KNOW ALL MEN BY THESE PRESENTS:

         That  we,  the  undersigned,   have  this  day  voluntarily  associated
ourselves together for the purpose of forming a Corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify that:


ARTICLE I - NAME:  The exact name of this Corporation is:

                          INTERACTIVE PROCESSING, INC.


ARTICLE II - RESIDENT AGENT:

         The Resident Agent of the Corporation is Max C. Tanner, Esq., The Law Offices of Max C. Tanner, 2950 East Flamingo Road, Suite G, Las Vegas, Nevada 89121.


ARTICLE III - DURATION: The Corporation shall have perpetual existence.

ARTICLE IV - PURPOSES: The purpose, object and nature of the business for which this Corporation is organized are:

         (a)      To engage in any lawful activity;

         (b) To carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.


ARTICLE V - POWERS: The powers of the Corporation shall be those powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the Corporation shall have the following specific powers:

         (a) To elect or appoint officers and agents of the Corporation and to fix their compensation;

         (b) To act as an agent for any individual, association, partnership, corporation or other legal entity;

         (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments;

         (d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus;

         (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities.


ARTICLE VI - CAPITAL STOCK:

         Section 1. AUTHORIZED SHARES. The total number of shares which this Corporation is authorized to issue is 25,000,000 shares of Common Stock at $.001 par value per share.

         Section 2. VOTING RIGHTS OF SHAREHOLDERS. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.

         Section 3. CONSIDERATION FOR SHARES. The Common Stock shall be issued for such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. The Articles shall not be amended in this particular.

         Section 4. PRE-EMPTIVE RIGHTS. Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation, shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

         Section 5. STOCK RIGHTS AND OPTIONS. The Corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.


ARTICLE VII - ASSESSMENT OF STOCK: The capital stock of this Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the Corporation and shall not be liable for assessments to restore impairments in the capital of the Corporation.


ARTICLE VIII - DIRECTORS: For the management of the business,and for the conduct of the affairs of the Corporation, and for the future definition, limitation, and regulation of the powers of the Corporation and its directors and shareholders, it is further provided:

         Section 1. SIZE OF BOARD. The members of the governing board of the Corporation shall be styled directors. The number of directors of the Corporation, their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties shall be such as are prescribed by statute and in the by-laws of the Corporation. The name and post office address of the directors constituting the first board of directors, which shall be one (1) in number are:

             NAME                                ADDRESS

         MAX C. TANNER                    2950 E. Flamingo, Suite G
                                          Las Vegas, Nevada 89121


         Section 2. POWERS OF BOARD. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:


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



         (a) To make, alter, amend, and repeal the By-Laws subject to the power of the shareholders to alter or repeal the By-Laws made by the Board of Directors.

         (b) Subject to the applicable provisions of the ByLaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to shareholder inspection. No shareholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Shareholders of the Corporation;

         (c) To issue stock of the Corporation for money, property,services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the board of directors without vote or consent of the shareholders and the judgment of the board of directors as to value received and in return therefore shall be conclusive and said stock, when issued, shall be fully-paid and non-assessable.

         (d) To authorize and issue, without shareholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property;

         (e) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus;

         (f) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

         (g) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations.

         (h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

         (i) To provide for the reasonable compensation of its own members by By-Law, and to fix the terms and conditions upon which such compensation will be paid;

         (j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the Corporation.

         Section 3. INTERESTED DIRECTORS. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that:
         (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S. 78.140 are met.


ARTICLE IX - LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS: The personal liability of a director or officer of the corporation to the corporation or the Shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

ARTICLE X - INDEMNIFICATION: Each director and each officer of the corporation may be indemnified by the corporation as follows:

         (a) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suite or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

         (d) Any indemnification under subsections (a) and (b) unless ordered by a court or advanced pursuant to subsection (e), must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                  (i)      By the stockholders;

                  (ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

                  (iii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                  (iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         (e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.


         (f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                  (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection
                           (e) may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                  (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


ARTICLE XI - PLACE OF MEETING; CORPORATE BOOKS: Subject to the laws of the State of Nevada, the shareholders and the Directors shall have power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution.


ARTICLE XII - AMENDMENT OF ARTICLES: The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and shareholders are granted subject to this reservation.


ARTICLE XIII - INCORPORATOR: The name and address of the sole incorporator signing these Articles of Incorporation is as follows:

     NAME                          POST OFFICE ADDRESS

1.   Max C. Tanner            2950 East Flamingo Road, Suite G
                              Las Vegas, Nevada 89121

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 15th day of September, 1995.


                                  /s/Max C. Tanner
                                  -----------------------------
                                  Max C. Tanner


STATE OF NEVADA     )
                    )SS:
COUNTY OF CLARK     )

     On September 15, 1995,  personally appeared before me, a Notary Public, Max
C. Tanner, who acknowledged to me that he executed the foregoing Articles of Incorporation for Interactive Processing, Inc., a Nevada corporation.


                                  /s/Patricia Perkins
[Notary Stamp]                    -----------------------------
                                  Notary Public

[Stamp from Nevada
 Secretary of State]

                            CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT BY RESIDENT AGENT

IN THE MATTER OF INTERACTIVE PROCESSING, INC.

         We, The Law Offices of Max C.  Tanner,  do hereby  certify  that on the

15th day of September,  1995, we accepted the  appointment  as Resident Agent of the above-entitled corporation in accordance with Sec. 78.090, NRS 1957.

         Furthermore,  that the principal office in this state is located at The

Law Offices of Max C.  Tanner,  2950 East  Flamingo  Road,  Suite G, City of Las

Vegas 89121, County of Clark, State of Nevada.

         IN  WITNESS  WHEREOF,  I have  hereunto  set my hand  this  15th day of

September, 1995.

                                     THE LAW OFFICES OF MAX C. TANNER


                                     By:     /s/Max C. Tanner
                                             ------------------------------
                                             Max C. Tanner, Esq.
                                             Resident Agent